Exhibit 99.1

Exhibit 99.1. Selected Financial Data

The historical financial information presented below for the Partnership and our predecessors, Regency LLC Predecessor and Regency Gas Services LP (formerly Regency Gas Services LLC), was derived from our audited consolidated financial statements as of December 31, 2008, 2007, 2006, and 2005, the one-month period ended December 31, 2004, and the eleven-month period ended November 30, 2004. See “Exhibit 99.2—Management’s Discussions and Analysis of Financial Condition and Results of Operations—History of the Partnership and its Predecessor” for a discussion of why our results may not be comparable, either from period to period or going forward.

We refer to Regency Gas Services LLC as “Regency LLC Predecessor” for periods prior to its acquisition by the HM Capital Investors.

	Regency Energy Partners LP					Regency LLC Predecessor
	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Period from Acquisition (December 1, 2004 to December 31, 2004)	Period from January 1, 2004 to November 30, 2004
	(in thousands except per unit data)
Statement of Operations Data:
Total revenue	$1,863,804	$1,190,238	$896,865	$709,401	$47,857	$432,321
Total operating expense	1,699,831	1,130,874	857,005	695,366	45,112	404,251

Operating income	163,973	59,364	39,860	14,035	2,745	28,070
Other income and deductions
Interest expense, net	(63,243)	(52,016)	(37,182)	(17,880)	(1,335)	(5,097)
Loss on debt refinancing	—	(21,200)	(10,761)	(8,480)	—	(3,022)
Other income and deductions, net	332	1,252	839	733	64	186

Net income (loss) from continuing operations	101,062	(12,600)	(7,244)	(11,592)	1,474	20,137
Discontinued operations	—	—	—	732	—	(121)
Income tax expense (benefit)	(266)	931	—	—	—	—

Net income (loss)	101,328	(13,531)	(7,244)	(10,860)	1,474	20,016
Net income attributable to noncontrolling interest	312	305	—	—	—	—

Net income attributable to Regency Energy Partners LP	$101,016	$(13,836)	$(7,244)	$(10,860)	$1,474	$20,016

Less:
Net income through January 31, 2006	—	—	1,564

Net income (loss) for partners	$101,016	$(13,836)	$(8,808)

General partner interest in net income (loss), including IDR	4,303	(366)	(164)
Net income allocated to non-vested units	869	(103)	(110)
Benefical conversion feature for Class C common units	—	1,385	3,587
Benefical conversion feature for Class D common units	7,199	—	—
Amount allocated to Class B common units	—	—	(886)
Amount allocated to Class E common units	—	5,792	—

Limited partner interest	$88,645	$(20,544)	$(11,235)

Basic net income (loss) per common and subordinated unit	$1.34	$(0.40)	$(0.29)
Diluted net income (loss) per common and subordinated unit	$1.28	(0.40)	(0.29)
Cash distributions per common and subordinated unit	1.71	1.52	0.9417

Basic and diluted net loss per Class B common unit	—	—	(0.17)
Cash distributions per Class B common unit	—	—	—

Income per Class C common unit due to beneficial conversion feature	—	0.48	1.26
Cash distributions per Class C common unit	—	—	—

Income per Class D common unit due to beneficial conversion feature	0.99	—	—
Cash distributions per Class D common unit	—	—	—

Basic and diluted net income per Class E common units	—	1.23	—
Cash Distributions per Class E common unit	—	2.06	—

	Regency Energy Partners LP					Regency LLC Predecessor
	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Period from Acquisition (December 1, 2004) to December 31, 2004	Period from January 1, 2004 to November 30, 2004
	(in thousands except per unit data)

Balance Sheet Data (at period end):
Property, plant and equipment, net	$1,703,554	$913,109	$734,034	$609,157	$328,784
Total assets	2,458,639	1,278,410	1,013,085	806,740	492,170
Long-term debt (long-term portion only)	1,126,229	481,500	664,700	428,250	248,000
Partners’ Capital	1,099,413	568,186	212,657	230,962	181,936
Cash Flow Data:
Net cash flows provided by (used in):
Operating activities	$181,298	$79,529	$44,156	$37,340	$(4,311)	$32,401
Investing activities	(948,629)	(157,933)	(223,650)	(279,963)	(130,478)	(84,721)
Financing activities	734,959	99,443	184,947	242,949	132,515	56,380

Other Financial Data:
Total segment margin(1)	$455,471	$214,093	$156,419	$76,536	$6,870	$69,559
EBITDA(1)	266,559	94,185	69,592	30,191	4,470	35,242
Maintenance capital expenditures	18,247	8,764	16,433	9,158	358	5,548

Segment Financial and Operating Data:
Gathering and Processing Segment:
Financial data:
Segment margin	$266,839	$160,515	$114,903	$60,864	$6,262	$61,347
Operating expenses	82,689	53,496	35,008	22,362	1,655	16,230
Operating data:
Natural gas throughput (MMbtu/d)	1,025,779	772,930	529,467	345,398	314,812	303,345
NGL gross production (Bbls/d)	22,390	21,808	18,587	14,883	16,321	14,487
Transportation Segment:
Financial data:
Segment margin	$66,888	$52,548	$40,788	$15,660	$608	$8,165
Operating expenses	3,540	4,407	4,415	1,879	159	1,500
Operating data:
Throughput (MMbtu/d)	770,939	751,761	587,098	258,194	161,584	192,236
Contract Compression:
Financial data:
Segment margin	$125,503	N/A	N/A	N/A	N/A	N/A
Operating expenses	49,799	N/A	N/A	N/A	N/A	N/A
Corporate and Others:
Financial data:
Segment margin	$814	$1,030	$728	$12	$—	$47
Operating expenses	74	97	73	50	5	56

(1)	See “—Non-GAAP Financial Measures” for a reconciliation to its most directly comparable GAAP measure.
N/A	Not applicable as we acquired these assets in January 2008.

Non-GAAP Financial Measures

We include the following non-GAAP financial measures: EBITDA and total segment margin. We provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures as calculated and presented in accordance with GAAP.

We define EBITDA as net income plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is used as a supplemental measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our unitholders and General Partner;

•	our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP.

EBITDA does not include interest expense, income taxes or depreciation and amortization expense. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we use capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider both net earnings determined under GAAP, as well as EBITDA, to evaluate our performance.

We define total segment margin as total revenues, including service fees, less cost of gas and liquids. Total segment margin is included as a supplemental disclosure because it is a primary performance measure used by our management as it represents the results of product sales, service fee revenues and product purchases, a key component of our operations. We believe total segment margin is an important measure because it is directly related to our volumes and commodity price changes. Operation and maintenance expense is a separate measure used by management to evaluate operating performance of field operations. Direct labor, insurance, property taxes, repair and maintenance, utilities and contract services comprise the most significant portion of our operation and maintenance expenses. These expenses are largely independent of the volumes we transport or process and fluctuate depending on the activities performed during a specific period. We do not deduct operation and maintenance expenses from total revenues in calculating total segment margin because we separately evaluate commodity volume and price changes in total segment margin. As an indicator of our operating performance, total segment margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP. Our total segment margin may not be comparable to a similarly titled measure of another company because other entities may not calculate total segment margin in the same manner.

	Regency Energy Partners LP					Regency LLC Predecessor
	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Period from Acquisition Date (December 1, 2004) to December 31, 2004	Period from January 1, 2004 to November 30, 2004
	(in thousands)
Reconciliation of “EBITDA” to net cash flows provided by (used in) operating activities and to net (loss) income
Net cash flows provided by (used in) operating activities	$181,298	$79,529	$44,156	$37,340	$(4,311)	$32,401
Add (deduct):
Depreciation and amortization, including debt issuance cost amortization	(105,324)	(57,069)	(39,287)	(24,286)	(1,793)	(10,461)
Write-off of debt issuance costs	—	(5,078)	(10,761)	(8,480)	—	(3,022)
Income from unconsolidated subsidiaries	—	43	532	312	56	—
Net income attributable to noncontrolling interest	(312)	(305)	—	—	—	—
Risk management portfolio value changes	14,700	(14,667)	2,262	(11,191)	322	—
Loss (gain) on asset sales	(472)	(1,522)	—	1,254	—	—
Unit based compensation expenses	(4,306)	(15,534)	(2,906)	—	—	—
Gain on insurance settlement	3,282	—	—	—	—	—
Trade accounts receivable and accrued revenues	(18,648)	28,789	5,506	43,012	(2,568)	19,832
Other current assets	6,615	1,394	(104)	2,644	2,456	1,169
Trade accounts payable, accrued cost of gas and liquids and accrued liabilities	40,772	(30,089)	1,359	(52,651)	(548)	(18,122)
Other current liabilities	(12,749)	149	(3,640)	(2,075)	1,163	(1,977)
Proceeds from early termination of interest rate swap	—	—	(4,940)	—	—	—
Amount of swap termination proceeds reclassified into earnings	—	1,078	3,862	—	—	—
Other assets and liabilities	(3,840)	(554)	(3,283)	3,261	6,697	196

Net (loss) income attributable to Regency Energy Partners LP	$101,016	$(13,836)	$(7,244)	$(10,860)	$1,474	$20,016

Add:
Interest expense, net	63,243	52,016	37,182	17,880	1,335	5,097
Depreciation and amortization	102,566	55,074	39,654	23,171	1,661	10,129
Income tax expense	(266)	931	—	—	—	—

EBITDA	$266,559	$94,185	$69,592	$30,191	$4,470	$35,242

Reconciliation of “total segment margin” to net (loss) income attributable to Regency Energy Partners LP
Net (loss) income attributable to Regency Energy Partners LP	$101,016	$(13,836)	$(7,244)	$(10,860)	$1,474	$20,016
Add (deduct):
Operation and maintenance	131,629	58,000	39,496	24,291	1,819	17,786
General and administrative	51,323	39,713	22,826	15,039	645	6,571
Loss on asset sales	472	1,522	—	—	—	—
Management services termination fee	3,888	—	12,542	—	—	—
Transaction expenses	1,620	420	2,041	—	—	7,003
Depreciation and amortization	102,566	55,074	39,654	23,171	1,661	10,129
Interest expense, net	63,243	52,016	37,182	17,880	1,335	5,097
Loss on debt refinancing	—	21,200	10,761	8,480	—	3,022
Other income and deductions, net	(332)	(1,252)	(839)	(733)	(64)	(186)
Discontinued operations	—	—	—	(732)	—	121
Income tax expense (benefit)	(266)	931	—	—	—	—
Net income attributable to noncontrolling interest	312	305	—	—	—	—

Total segment margin	$455,471	$214,093	$156,419	$76,536	$6,870	$69,559